UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2019

RELMADA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-184881	45-5401931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

880 Third Avenue, 12th Floor New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 547-9591

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory note

Item 8.01. Other Events

Relmada Therapeutics, Inc. (the “Company”) previously disclosed in a Form 10-K for the year ended on June 30, 2019 filed with the Securities and Exchange Commission on September 24, 2019 that (i) in September 2019, 75,000 common stock warrants with an exercise price of $6.00 per share were exercised, for net proceeds of $450,000, and (ii) on September 23, 2019, the Company closed on a private placement of equity securities pursuant to Share Purchase Agreements and Subscription Agreements, dated September 23, 2019. The price per share was $7.00. The Company issued an aggregate of 75,108 shares of common stock in this closing, for net proceeds of $525,750. On September 26, 2019, the Company closed on an additional private placement of equity securities pursuant to a Share Purchase Agreement and Subscription Agreement. The price per share was $7.00. The Company issued an aggregate of 42,857 shares of common stock in this closing, for net proceeds of $300,000. (The numbers of shares and prices per share herein have been adjusted to give effect to the previously announced 1-for-4 reverse split of our common stock that became effective on September 30, 2019.)

Attached hereto as Exhibit 99.1 is a proforma balance sheet as of June 30, 2019 giving effect to the receipt by the Company of the proceeds from the warrant exercises and receipt by the Company of the net proceeds from the closing of the offerings.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Proforma balance sheet as of June 30, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 1, 2019	RELMADA THERAPEUTICS, INC.

	By:	/s/ Sergio Traversa
	Name:	Sergio Traversa
	Title:	Chief Executive Officer

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